The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement, the index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated March 10, 2022

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253432

(To Prospectus dated March 4, 2022,

Index Supplement dated February 24, 2021

and Product Supplement dated February 24, 2021)

UBS AG $• Capped In-GEARS

Linked to the Russell 2000® Index due December 8, 2026

Investment Description

UBS AG Capped In-GEARS (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the Russell 2000® Index (the “underlying asset”). The amount you receive at maturity will be based on the “underlying performance factor” of the underlying asset, which will equal the final level divided by the initial level (expressed as a percentage). The “initial level” will be the arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period, and the “final level” will be the arithmetic average of the closing level of the underlying asset on each trading day during the final valuation period, each as described further on page 2 herein.

•	If the underlying performance factor is equal to or greater than 134% (meaning that the underlying performance factor is 134% or more, which equals an increase in the final level of at least 34% from the initial level), at maturity UBS will pay you a cash payment per Security resulting in a return equal to the maximum gain of 70.80%.
•	If the underlying performance factor is equal to or greater than 116% and less than 134%, at maturity UBS will pay you a cash payment per Security resulting in a return equal to the sum of (a) 2.111111 times the difference between the underlying performance factor and 116%, plus (b) 32.80%.
•	If the underlying performance factor is equal to or greater than 96% and less than 116%, at maturity UBS will pay you a cash payment per Security resulting in a return equal to 1.64 times the difference between the underlying performance factor and 96%.
•	If, however, the underlying performance factor is less than 96% and equal to or greater than 76% (which equals a decrease in the final level by more than 4% but by no more than 24% from the initial level), at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to 1.20 times the difference between the underlying performance factor and 96%. You will suffer a loss of 1.20% of your principal amount for each 1% that the underlying performance factor is less than 96%.
•	If the underlying performance factor is less than 76%, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑

Exposure to Performance of the Underlying Asset up to the Maximum Gain: If the underlying performance factor is at least 96%, at maturity the Securities will provide a positive return based on the excess of the underlying performance factor over 96%, subject to the maximum gain

❑	Potential for Full Downside Market Exposure: If the underlying performance factor is less than 96% and equal to or greater than 76%, which equals a decrease in the final level by more than 4% but by no more than 24% from the initial level, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to 1.20 times the difference between the underlying performance factor and 96%. In this scenario, you will suffer a loss of 1.20% for each 1% that the underlying performance factor is less than 96%.
If the underlying performance factor is less than 76%, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Initial Valuation Period*	March 9, 2022 through June 7, 2022 (inclusive)
Strike Date	March 9, 2022
Trade Date**	March 10, 2022
Settlement Date**	March 15, 2022
Final Valuation Period*	September 4, 2026 through Final Valuation Date (inclusive)
Final Valuation Date*	December 3, 2026
Maturity Date*	December 8,2026

*	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
**

We expect to deliver the Securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two business days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity”. The initial level will be the arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period, and the remaining terms of the Securities were set on the strike date. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Asset	Bloomberg Ticker	Maximum Gain	Maximum Payment at Maturity	CUSIP	ISIN
Russell 2000® Index	RTY	70.80%	$17.08 per Security	90290V630	US90290V6305

The estimated initial value of the Securities as of the trade date is expected to be between $9.555 and $9.855. The range of the estimated initial value of the Securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 5 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the accompanying product supplement relating to the Securities, dated February 24, 2021, the accompanying prospectus dated March 4, 2022 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Russell 2000® Index	$•	$10.00	$•	$0.025	$•	$9.975
UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. You should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. When you read the product supplement and index supplement, please note that all references to the prospectus dated February 24, 2021, or to any sections therein, should refer instead to the prospectus dated March 4, 2022, or to the corresponding sections in that prospectus, unless otherwise specified or the context otherwise requires. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Market-Linked Securities product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm
♦	Index supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001040/ub55690071-424b2.htm
♦	Prospectus dated March 4, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522066322/d319986d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped In-GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated February 24, 2021, references to the “index supplement” mean the UBS index supplement, dated February 24, 2021 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated March 4, 2022.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” of the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the index supplement, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the index supplement and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the payment at maturity and other provisions of the Securities and the risks of an investment in the Securities, including the risk of loss of some or all of your initial investment.
♦	You can tolerate a loss of some or all of your initial investment, and you are willing to make an investment that is subject to leveraged downside market exposure to decreases in the underlying performance factor in excess of 96% if the underlying performance factor is equal to or greater than 76% and that will have the same downside market risk as that of an investment in the underlying asset or the stocks comprising the underlying asset (the “underlying constituents”) if the underlying performance factor is less than 76%.
♦	You believe that the final level will be greater than 96% of the initial level and that the underlying performance factor will be 134% or less, which equals an increase in the final level of no more than 34% from the initial level, for a maximum gain of 70.80%.
♦	You understand and accept that your potential return on the Securities is limited to the maximum gain of 70.80% and you are willing to invest in the Securities based on the maximum gain of 70.80%.
♦	You understand and are willing to accept that the initial level and final level of the underlying asset will be determined based on the closing level of the underlying asset on each trading day during the initial valuation period and final valuation period, respectively.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying constituents.
♦	You understand and are willing to accept the risks associated with the underlying asset.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
♦	You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the payment at maturity and other provisions of the Securities or the risks of an investment in the Securities, including the risk of loss of some or all of your initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of some or all of your initial investment, or you are unwilling to make an investment that is subject to leveraged downside market exposure to decreases in the underlying performance factor in excess of 96% if the underlying performance factor is equal to or greater than 76% and that will have the same downside market risk as that of an investment in the underlying asset or the underlying constituents if the underlying performance factor is less than 76%.
♦	You believe that the level of the underlying asset will decline during the term of the Securities and that the final level is likely to be less than 96% of the initial level, or you believe that the underlying performance factor will be greater than 134%, which equals an increase in the final level of more than 34%, for the maximum gain of 70.80%.
♦	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Securities based on the maximum gain of 70.80%.
♦	You do not understand or are unwilling to accept that the initial level and final level of the underlying asset will be determined based on the closing level of the underlying asset on each trading day during the initial valuation period and final valuation period, respectively.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You do not understand or are not willing to accept the risks associated with the underlying asset.
♦	You seek current income from your investment or prefer to receive any dividends paid on the underlying constituents.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Asset” herein for more information on the underlying asset. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities.

1

Preliminary Terms

Issuer	UBS AG London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 57 months.
Underlying Asset	Russell 2000® Index (“RTY”)
Maximum Gain	70.80%
Maximum Payment at Maturity	$17.08 per security
Payment at Maturity (per Security)

If the underlying performance factor is equal to or greater than 134%, UBS will pay you an amount in cash equal to:

Maximum Payment at Maturity

If the underlying performance factor is equal to or greater than 116% and less than 134%, UBS will pay you an amount in cash equal to:

$10 + {$10 x [2.111111 x (Underlying Performance Factor – 116%) + 32.80%]}

If the underlying performance factor is equal to or greater than 96% and less than 116%, UBS will pay you an amount in cash equal to:

$10 + {$10 x 1.64 x (Underlying Performance Factor – 96%)}

If the underlying performance factor is less than 96% and equal to or greater than 76%, UBS will pay you an amount in cash equal to:

$10 + [$10 x 1.20 x (Underlying Performance Factor – 96%)]

In this scenario, you will lose 1.20% of your principal amount for each 1% that the underlying performance factor is less than 96%.

If the underlying performance factor is less than 76%, UBS will pay you an amount in cash that is less than your principal amount, equal to:

$10 × Underlying Performance Factor

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.

Underlying Performance Factor	The quotient, expressed as a percentage, of the following formula: Final Level Initial Level
Initial Level(1)	The arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period.
Final Level(1)	The arithmetic average of the closing level of the underlying asset on each trading day during the final valuation period.
Initial Valuation Period(2)	Each trading day from and including March 9, 2022 through and including June 7, 2022.
Final Valuation Period(2)	Each trading day from and including September 4, 2026 through and including the final valuation date.
Final Valuation Date(2)	December 3, 2026

(1) As determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting an Underlying Index; Alteration of Method of Calculation”, as described in the accompanying product supplement.

(2) If the calculation agent determines that, on any trading day during the initial valuation period or the final valuation period, as applicable, (each such date a “valuation date”), a market disruption event has occurred or is continuing with respect to the underlying asset, the calculation agent will determine the closing level (and thereafter the corresponding initial level, downside threshold, and/or final level, as applicable) by reference to the closing level for the underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to the underlying asset. In no event, however, will any valuation date be postponed by more than eight trading days. If any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding initial level, downside threshold, and/or final level, as applicable) for the underlying asset that would have prevailed in the absence of the market disruption event.

2

Investment Timeline

Strike Date	The terms of the Securities, other than the initial level, are set.
Initial Valuation Period	The closing level of the underlying asset is observed on each trading day during the initial valuation period and the initial level is determined.
¯
Final Valuation Period	The closing level of the underlying asset is observed on each trading day during the final valuation period and the final level and underlying performance factor are determined.
¯
Maturity Date

If the underlying performance factor is equal to or greater than 134%, UBS will pay you an amount in cash per Security equal to:

Maximum Payment at Maturity

If the underlying performance factor is equal to or greater than 116% and less than 134%, UBS will pay you an amount in cash per Security equal to:

$10 + {$10 x [2.111111 x (Underlying Performance Factor – 116%) + 32.80%]}

If the underlying performance factor is equal to or greater than 96% and less than 116%, UBS will pay you an amount in cash per Security equal to:

$10 + {$10 x 1.64 x (Underlying Performance Factor – 96%)}

If the underlying performance factor is less than 96% and equal to or greater than 76%, UBS will pay you an amount in cash per Security equal to:

$10 + [$10 x 1.20 x (Underlying Performance Factor – 96%)]

In this scenario, you will lose 1.20% of your principal amount for each 1% that the underlying performance factor is less than 96%.

If the underlying performance factor is less than 76%, UBS will pay you an amount in cash per Security that is less than your principal amount, equal to:

$10 × Underlying Performance Factor

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

3

Key Risks

An investment in the Securities involves significant risks. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

Risks Relating to Return Characteristics

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. If the underlying performance factor is less than 96% and equal to or greater than 76%, which equals a decrease in the final level by more than 4% but by no more than 24% from the initial level, you will lose 1.20% of your principal amount for each 1% that the underlying performance factor is less than 96%. Further, if the underlying performance factor is less than 76%, which equals a decrease in the final level by more than 24% from the initial level, you will lose a percentage of your principal amount equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.
♦	The stated payout from the issuer applies only at maturity — You should be willing to hold your Securities to maturity. The stated payout by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying asset is equal to or greater than 96% of the initial level.
♦	The participation in the performance of the underlying asset, up to the maximum gain, applies only at maturity — At maturity, if the underlying performance factor is at least 96%, the Securities will provide a positive return based on the excess of the underlying performance factor over 96%. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of this participation feature, and the return that you realize at that time may be less than the return you would have received had you held the Securities until maturity (assume that the final level of the underlying asset was equal to the then-current level of the underlying asset). You can receive the full benefit of the applicable participation feature in any favorable performance of the underlying asset, up to the maximum gain, from UBS only if you hold your Securities to maturity.
♦	Your potential return on the Securities is limited by the maximum gain — The return potential of the Securities is limited to the maximum gain of 70.80%. Therefore, you will not benefit from any increase in the level of the underlying asset in excess of 34% (which is the percentage increase that results in a payment at maturity equal to the maximum payment at maturity), and your return may be less than the return on a hypothetical direct investment in the underlying asset.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility" refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the strike date, the greater the expectation is as of that date that the final level of the underlying asset could be less than 96% of the initial level and, as a consequence, indicates an increased risk of loss. However, the underlying asset's volatility can change significantly over the term of the Securities and a relatively lower underlying performance factor at which you will receive less than the principal amount of your Securities may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or all of your initial investment.
♦	The initial level, final level and, consequently the payment at maturity, will be based on averaging over valuation periods — Because your payment at maturity is based on the initial level and final level of the underlying asset, which are the arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period and final valuation period, respectively, your return on the Securities may be lower than the percentage decline in the level of the underlying asset from the strike date to the final valuation date, and could be negative even if the underlying asset remained flat or appreciated from the strike date to the final valuation date. Additionally, the secondary market value of the Securities, if such a market exists, will be impacted by the closing level of the underlying asset on any previous trading day during the final valuation period, in that those levels will impact the amount payable at maturity.
♦	The initial level will not be determined until the end of the initial valuation period — Because the initial level will be the arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period, the initial level will not be determined until the end of the initial valuation period. The initial valuation period is each trading day during the period specified herein and, pursuant to the market disruption event provisions as described further in the accompanying product supplement under the first paragraph of “General Terms of the Securities — Market Disruption Events — For Securities that reference a valuation period”, if a market disruption event occurs or is continuing with respect to the underlying asset on any trading day during such period, the closing level of the underlying asset for that day will be determined by the calculation agent on the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing and the eighth subsequent trading day and, therefore, if a market disruption event occurs or is continuing on the last trading day during such period, the initial valuation period may be extended. Accordingly, you will not know the initial level for a period of time after the strike date. In addition, if the closing level of the underlying asset increases on any day during the initial valuation period (relative to its closing level on the strike date), the initial level may be higher than if it had been set on the strike date. Under these circumstances, the level above which the final level must reach in order for you to receive a positive return on the Securities will be higher than if the initial level were the closing level of the underlying asset on the strike date.
♦	Owning the Securities is not the same as owning the underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying constituents. You will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying constituents may have.

Risks Relating to Characteristics of the Underlying Asset

♦	Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying asset and indirectly linked to the performance of the underlying constituents. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying constituents, such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying constituents and, therefore, the underlying asset.

4

♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level will be equal to or greater than 96% of the initial level. The final level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks of owning equities in general and the underlying constituents in particular, and the risk of losing some or all of your initial investment.
♦	The underlying asset reflects price return, not total return — The return on your Securities is based on the performance of the underlying asset, which reflects the changes in the market prices of the underlying constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying constituents. The return on your Securities will not include such a total return feature or any dividend component.
♦	Changes affecting the underlying asset, including regulatory changes, could have an adverse effect on the market value of, and return on, the Securities — The policies of the sponsor of the underlying asset as specified under “Information About the Underlying Asset” (the “index sponsor”), concerning additions, deletions and substitutions of the underlying constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying constituents may adversely affect the level of the underlying asset. The policies of the index sponsor with respect to the calculation of the underlying asset could also adversely affect the level of the underlying asset. The index sponsor may discontinue or suspend calculation or dissemination of the underlying asset. Further, indices like the underlying asset have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the underlying asset) or the administrator (the index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If events such as these occur and no successor index is selected, the calculation agent may determine the closing level or final level, as applicable, of the underlying asset — and thus any amount payable on the Securities — in a manner it considers appropriate as described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting an Underlying Index; Alteration of Method of Calculation”. Any such change or event could adversely affect the market value of, and return on, the Securities.
♦	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the underlying asset. The index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of, and return on, your Securities.
♦	The Notes are subject to small-capitalization stock risks — The Notes are subject to risks associated with small-capitalization companies because the Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Estimated Value Considerations

♦	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and underlying constituents, any expected dividends on the underlying constituents, if applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.
♦	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Asset— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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♦	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
♦	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset and the underlying constituents; the volatility of the underlying asset and the underlying constituents; any dividends paid on the underlying constituents, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities. These and other factors are unpredictable and interrelated and may offset or magnify each other.
♦	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent may adversely affect the performance of the underlying asset or applicable underlying constituent and, therefore, the market value of, and return on, the Securities.
♦	Potential conflicts of interest — UBS and its affiliates may engage in business with any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the terms of the Securities on the final day of the initial valuation period if a market disruption event occurs or is continuing on that day, or on the final valuation date, if a market disruption event occurs and is continuing on that day. As UBS determines the economic terms of the Securities, including the final level and rates at which you participate in any beneficial performance of the underlying asset and the maximum gain, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and return on, the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset.

Risks Relating to General Credit Characteristics

♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-

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indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Hypothetical Examples

The below examples, table and payoff diagram are based on hypothetical terms. Other than the actual initial level, which will be determined on the last day of the initial valuation period, the actual terms of the Securities were set on the trade date and are indicated on the cover hereof.

The examples, table and payoff diagram below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of reference):

Term:	Approximately 57 months
Maximum Gain:	70.80%
Maximum payment at maturity:	$17.08 per Security
Initial Level:	2,000

Hypothetical Payoff Diagram
Hypothetical Payment at Maturity (as % of Principal Amount)
200.00%
180.00%
160.00%
140.00%
120.00%
100.00%
80.00%
60.00%
40.00%
20.00%
0.00%
170.80%
100.00%
76.00%
0.0000%
76.00%
96.00%
116.00%
134.00%
Underlying Asset Performance
Securities Performance

Example 1: The final level is 200% of the initial level.

Because the underlying performance factor of 200% is equal to or greater than 134%, the payment at maturity per Security will be equal to the maximum payment at maturity of $17.08 (70.80% total return).

Example 2: The final level is 130% of the initial level.

Because the underlying performance factor of 130% is equal to or greater than 116% and less than 134%, the payment at maturity per Security will be calculated as follows:

$10 + {$10 x [2.111111 x (Underlying Performance Factor – 116%) + 32.80%]}

= $10 + {$10 x [2.111111 x (130% – 116%) + 32.80%]}

= $16.236 per Security (62.36% total return).

Example 3: The final level is 110% of the initial level.

Because the underlying performance factor of 110% is equal to or greater than 96% and less than 116%, the payment at maturity per Security will be calculated as follows:

$10 + {$10 x 1.64 x (Underlying Performance Factor – 96%)}

= $10 + {$10 x [1.64 x (110% – 96%)]}

= $12.296 per Security (22.96% total return).

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Example 4: The final level is 96% of the initial level.

Because the underlying performance factor of 96% is equal to or greater than 96% and less than 116%, the payment at maturity per Security will be calculated as follows:

$10 + {$10 x 1.64 x (Underlying Performance Factor – 96%)}

= $10 + {$10 x [1.64 x (96% – 96%)]}

= $10.00 per Security (0.00% total return).

Example 5: The final level is 76% of the initial level.

Because the underlying performance factor of 76% is less than 96% and equal to or greater than 76%, the payment at maturity per Security will be calculated as follows:

$10 + [$10 x 1.20 x (Underlying Performance Factor – 96%)]

= $10 + [$10 x 1.20 x (76% – 96%)]

= $7.60 per Security (24.00% loss).

In this scenario, you will lose 1.20% of your principal amount for each 1% that the underlying performance factor is less than 96%.

Example 6: The final level is 40% of the initial level.

Because the underlying performance factor of 40% is less than 76%, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$10 × Underlying Performance Factor

= $10 × (40%)

= $4.00 per Security (60.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.

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Underlying Asset		Payment and Return at Maturity
Final Level	Underlying Performance Factor	Payment at Maturity (per Security)	Security Total Return at Maturity
3,000.00	150.00%	$17.080	70.80%
2,880.00	144.00%	$17.080	70.80%
2,800.00	140.00%	$17.080	70.80%
2,680.00	134.00%	$17.080	70.80%
2,600.00	130.00%	$16.234	62.34%
2,400.00	120.00%	$14.124	41.24%
2,320.00	116.00%	$13.280	32.80%
2,200.00	110.00%	$12.296	29.60%
2,120.00	106.00%	$11.640	16.40%
2,080.00	104.00%	$11.312	13.12%
2,000.00	100.00%	$10.656	6.56%
1,960.00	98.00%	$10.328	3.28%
1,920.00	96.00%	$10.000	0.00%
1,860.00	93.00%	$9.640	-3.60%
1,800.00	90.00%	$9.280	-7.20%
1,600.00	80.00%	$8.080	-19.20%
1,520.00	76.00%	$7.600	-24.00%
1,400.00	70.00%	$7.000	-30.00%
1,200.00	60.00%	$6.000	-40.00%
800.00	40.00%	$4.000	-60.00%
400.00	20.00%	$2.000	-80.00%
200.00	10.00%	$1.000	-90.00%
0.00	0.00%	$0.000	-100.00%

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Specifically, if the underlying performance factor is less than 96% and equal to or greater than 76%, you will lose 1.20% of your principal amount of the Securities for each 1% that the underlying performance factor is less than 96% and, if the underlying performance factor is less than 76%, you will lose a percentage of your principal amount equal to the percentage that the underlying performance factor is less than 100%. In extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

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Information About the Underlying Asset

All disclosures contained in this document regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

Included below is a brief description of the underlying asset. This information has been obtained from publicly available sources. Set forth below is a graph that illustrates the past performance for the underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying asset as an indication of future performance.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The graph below illustrates the performance of RTY from January 1, 2012 through March 9, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The actual initial level of RTY will be the arithmetic average of the closing level of RTY on each trading day during the initial valuation period. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Securities.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any underlying constituent issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying constituent issuer as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

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Based on our determination that the Securities are not “delta-one” with respect to the underlying asset or any underlying constituent, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset, the underlying constituents or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset, the underlying constituents or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset, the underlying constituents or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 1 month after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement
Investment Description	i
Features	i
Key Dates	i
Security Offering	i
Additional Information about UBS and the Securities	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples	8
Information About the Underlying Asset	11
What Are the Tax Consequences of the Securities?	12
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	14

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-1
Coupons	PS-2
Early Redemption	PS-2
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-3
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-6
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-7
Risk Factors	PS-9
General Terms of the Securities	PS-23
Use of Proceeds and Hedging	PS-46
Material U.S. Federal Income Tax Consequences	PS-47
Certain ERISA Considerations	PS-69
Supplemental Plan of Distribution (Conflicts of Interest)	PS-70

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-4
Russell 2000® Index	IS-11
S&P 500® Index	IS-16
Non-U.S. Indices	IS-24
EURO STOXX 50® Index	IS-24
FTSETM 100 Index	IS-29
MSCI Indexes	IS-32
MSCI-EAFE® Index	IS-32
MSCI® Emerging Markets IndexSM	IS-32
MSCI® Europe Index	IS-33
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its
Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable
in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$•

UBS AG

Capped In-GEARS

due December 8, 2026

Preliminary Pricing Supplement dated March 10, 2022

(To Product Supplement dated February 24, 2021,
Index Supplement dated February 24, 2021
and Prospectus dated March 4, 2022)

UBS Investment Bank

UBS Financial Services Inc.

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